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                                                                   Exhibit 10.21
                                 March 30, 2001
Bruno Melzi
c/o Zimmer, Inc.
Italy

                            PERSONAL AND CONFIDENTIAL

Dear Bruno:

The purpose of this letter is to summarize the terms of your compensation as of April 15, 2001 contingent upon your assuming the position of President Europe - Zimmer Holdings, Inc. Please note that these arrangements are supplemental to the terms and conditions of the letter agreement you received from George P. Kooluris, dated February 21, 2001. All terms and conditions presented in the February 21, 2001 letter agreement remain unchanged.

CASH COMPENSATION

Your annual base salary will be Lit 600,000,000 and you will have a target bonus of 50% of base salary (Lit 300,000,000). These compensation arrangements will be effective April 15, 2001.

STOCK OPTION AWARD

Effective within 30 days following the date of the spin-off of Zimmer, you will receive an option to purchase shares of Zimmer stock with an economic value at the time of grant of $500,000 (Lit 1,092,270,000 at a current conversion rate) using a generally accepted valuation methodology. This option will be issued under a new option and equity compensation plan (the "Zimmer Stock Incentive Plan") that will be adopted by Zimmer's Board of Directors. Your option will vest in equal installments over a period of four years provided you remain employed with Zimmer during that time, or as provided otherwise under the Zimmer Stock Incentive Plan. The exercise price will equal the fair market value of Zimmer stock at the time the option is granted.

Please contact me if you have any questions concerning the contents of this letter. My telephone number is (212) 546-3926.

Very truly yours,

/s/ Richard C. Lodato

Richard C. Lodato
Vice President
Global Compensation
Bristol-Myers Squibb Company


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Bruno Melzi
March 30, 2001
2 of 2


cc:    Charles G. Tharp
       Senior Vice President
       Human Resources



AGREED TO AND ACCEPTED:


       /s/ Bruno Melzi
------------------------------------

DATE:      April 29, 2001
      ------------------------------